UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 13, 2012

____________

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2012, Unigene Laboratories, Inc. (the “Company”) has implemented contingency cost-saving initiatives, including an organizational realignment and a reduction of its full-time headcount by four personnel.

Pursuant to the organizational realignment, on August 13, 2012 the Company entered into a separation agreement and general release with Ms. Jenene Thomas, the Company’s former Vice President of Investor Relations and Business Administration. Ms. Thomas’ employment with the Company will terminate on September 28, 2012.  In consideration for her release of any and all claims against the Company and benefits accrued during the term of her employment, the Company has agreed to provide Ms. Thomas with the following lump sum payments: (i) $32,682.69 to be paid on August 20, 2012 with respect to unpaid salary; (ii) $77,250.00 to be paid on August 20, 2012 representing four months of severance compensation in accordance with her employment agreement; and (iii) $16,044.23 to be paid on August 15, 2012, representing accrued vacation pay.  Pursuant to the terms of the separation agreement and to the extent Ms. Thomas is eligible for and has elected COBRA continuation coverage in accordance with the Company’s COBRA continuation health coverage policies, the Company is obligated to pay the full monthly premiums associated with such coverage on behalf of Ms. Thomas through February 28, 2013.  Furthermore, the Company agreed to accelerate the vesting of 412,050 existing unvested stock options on September 28, 2012 and extended the exercise period on 513,450 existing stock options, inclusive of the 412,050 options for which vesting was accelerated, from 90 days post-termination to September 27, 2013.

Also on August 13, 2012, the Company announced the promotion of Brian Zietsman, the Company’s Executive Director of Finance, to Chief Financial Officer, effective immediately.  There will be no changes to Mr. Zietsman’s compensation as a result of the promotion.  As a result of Ms. Thomas’ departure, in addition to his other responsibilities, Mr. Zietsman will be responsible for the Company’s Investor Relations function.  Pamela Cantor, Vice President of Human Resources and Business Administration, will be responsible for the Company’s Business Administration function.

***

By filing this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report.  The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time.  Except as required by applicable law, the Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Chief Business Officer

Date:   August 16, 2012